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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report (Date of earliest event reported) May 22, 2000



                         Progenics Pharmaceuticals, Inc.
             (Exact name of registrant as specified in its charter)



          Delaware                  000-23143                  13-3379479
(State or other jurisdiction       (Commission             (IRS Employer
     of incorporation)             File Number)         Identification No.)



   777 Old Saw Mill River Road, Tarrytown, New York            10591
  (Address of principal executive offices)                   (Zip Code)


        Registrant's telephone number, including area code (914) 789-2800



        -----------------------------------------------------------------
         (Former name or former address, if changed since last report.)






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Item 5. Other Events.

     Progenics Pharmaceuticals, Inc. reported the information contained in the following press releases:

         PROGENICS ANNOUNCES PROMISING RESULTS WITH NOVEL TREATMENT FOR
                    DEBILITATING CANCER THERAPY SIDE EFFECT

     NEW ORLEANS, L.A., May 22, 2000 -- Progenics Pharmaceuticals, Inc. (Nasdaq:
PGNX) presented promising new findings on a novel treatment strategy for oral mucositis, a disease characterized by inflammation and ulceration of the lining of the mouth associated with cancer chemotherapy or radiation therapy. The results were described at the 36th annual meeting of the American Society of Clinical Oncology (ASCO).

     In an oral presentation, Robert J. Israel, M.D., Progenics' Vice President of Medical Affairs, described new findings with topical dehydroascorbic acid
(DHA) treatment in an animal model of oral mucositis. Oral mucositis is a painful and dose-limiting toxicity which occurs in over one-third of patients receiving cancer chemotherapy and virtually all patients receiving radiation therapy for head and neck tumors. Dr. Israel reported that administration of topical DHA provided significant efficacy, reducing the overall duration of clinically significant lesions by about 50% compared to control (p<0.001). The effect of topical DHA was most notable during the early stages of mucositis development and during the healing phase.

     The effect of topical DHA on the development, severity, and resolution of oral ulcerative mucositis induced by acute radiation was evaluated in the hamster model developed by Progenics' collaborator Stephen T. Sonis, D.M.D., D.M.Sc., Division of Oral Medicine, Brigham and Women's Hospital in Boston, MA. DHA is a chemical which is specifically transported into cells in the lining of the mouth where it is rapidly converted to ascorbic acid. Ascorbic acid is a potent antioxidant and is required for vascular and connective tissue integrity, which play critical roles in the formation and healing of ulcers.

     "Oral mucositis is a huge problem in cancer therapy. There are no effective treatments available for this common side effect of cancer therapy which can lead to the inability to eat and drink, limits additional cancer treatment, and can lead to life-threatening infection," said Dr. Israel. "We are excited about the significant activity observed with topical DHA in the best available animal model of oral mucositis. Future studies will focus on optimizing the dose and formulation of DHA as a prelude to human clinical trials."

     Progenics Pharmaceuticals, Inc. is a biopharmaceutical company focusing on the development and commercialization of products for the treatment and prevention of cancer, viral, and other life-threatening diseases. The Company's most advanced product, GMK, is a cancer vaccine in pivotal Phase III clinical trials for the treatment of malignant melanoma. A second cancer vaccine, MGV, with broad application to a variety of cancers, is entering Phase II trials. GMK and MGV are being developed in collaboration with Bristol-Myers Squibb Company. The Company, with Cytogen Corporation, has formed a joint venture focusing on the development of cancer immunotherapies based on PSMA (Prostate Specific Membrane Antigen) technology. The Company's lead HIV product, PRO 542, has completed two Phase I/II clinical trials, and two additional HIV products, PRO 367 and PRO 140, are preparing to commence Phase I/II trials. Progenics also has collaborations with F. Hoffmann-La Roche Ltd in the area of HIV fusion co-receptors, and with American Home Products and Pharmacopeia, Inc. focusing on small-molecules targeting the CD4 receptor. The Company is developing a novel small-molecule antioxidant, DHA, to treat stroke and other disorders.






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     This news release contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may cause such differences include, but are not limited to, those discussed in the Company's Form 10-K Annual Report for the year ended December 31, 1999, including the uncertainties associated with product development, the risk that clinical trials will not commence when planned, the risks and uncertainties associated with dependence upon the actions of government regulatory agencies and the risk that products that appeared promising in early clinical trials do not demonstrate efficacy in larger-scale clinical trials. In particular, there can be no assurance that the Company's DHA program will result in a commercial product.

                PROGENICS ANNOUNCES NEWS ON CANCER VACCINE TRIAL

     TARRYTOWN, N.Y., May 26, 2000 -- Progenics Pharmaceuticals, Inc. (Nasdaq:
PGNX) announced today that the Eastern Cooperative Oncology Group (ECOG) will conclude their participation in the Company's Phase III clinical trial for the GMK melanoma vaccine. The Company announced that it plans to continue the trial as an extension study until the scheduled completion of the original trial.

     The Company is taking this action after ECOG performed an unplanned early analysis on a subset of the 880 patients enrolled in the trial. Although the trial is fully enrolled, the analysis was conducted at a time when only about half of the patients had received the two years of GMK therapy provided in the study protocol and most of the interferon patients had completed their full course of therapy. ECOG informed Progenics that the interim analysis indicated that the relapse-free and overall survival rates for patients receiving the vaccine were lower than those for patients receiving high-dose alpha-interferon, an approved agent with a well-documented early onset of clinical effect. As expected, GMK was better tolerated than alpha-interferon with about five times less frequent and much less severe side effects.

     The Company plans to continue the trial under the belief that the follow-up period has been too brief for the full benefit of GMK therapy to be realized. "It was known when the Phase III trial started that GMK therapy requires the body to develop an immune response to the vaccine," said Alan N. Houghton, M.D., Chairman of Progenics' Cancer Scientific Advisory Board, Chairman, Immunology Program, Memorial Sloan-Kettering Cancer Center and Professor, Cornell University Medical Center in New York City. "The onset of clinical effect for a vaccine appears later than that of other cancer therapies which are given in high doses over a much shorter period of time. From what we know, the relapse-free and overall survival rates for the GMK vaccine in the Phase III trial are tracking generally as expected at this time based on our previous clinical experience."

     "ECOG has been indispensable in its ability to enroll 880 melanoma patients over a relatively short period," said Progenics' Chairman and CEO Paul J. Maddon, M.D., Ph.D.. "With full accrual, ECOG has substantially completed its contribution to the trial. We believe that in the longer term, the benefits of this innovative therapy to melanoma patients can be demonstrated."

     Progenics Pharmaceuticals, Inc. is a biopharmaceutical company focusing on the development and commercialization of products for the treatment and prevention of cancer and viral diseases. In addition to GMK the Company's second cancer vaccine, MGV, with broad application to a variety of cancers, is entering Phase II trials. The Company has a collaboration with Bristol-Myers Squibb Company for the development of GMK and MGV. The Company, with Cytogen Corporation, has formed a joint venture focusing on the development of cancer immunotherapies based on PSMA (Prostate Specific Membrane Antigen) technology. The Company's lead HIV product PRO 542, has completed two Phase I/II clinical trials. Progenics has two additional HIV products, PRO 367 and PRO 140, which are preparing to commence Phase I/II trials. Progenics also has collaborations with F.






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Hoffmann-La Roche Ltd in the area of HIV fusion co- receptors, and with American
Home Products and Pharmacopeia, Inc. focusing on small-molecules targeting the CD4 receptor.

     This news release contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may cause such differences include, but are not limited to, those discussed in the Company's Form 10-K Annual Report for the year ended December 31, 1999, including the uncertainties associated with product development, the risk that clinical trials will not commence when planned, the risks and uncertainties associated with dependence upon the actions of government regulatory agencies and the risk that products that appeared promising in early clinical trials do not demonstrate efficacy in larger-scale clinical trials. In particular, there can be no assurance that the Company's GMK vaccine program will achieve any of the specified milestones or result in the commercialization of a product.

           PROGENICS IDENTIFIES THE HIV DOCKING SITE ON CCR5 RECEPTOR

     TARRYTOWN, N.Y., May 30, 2000 -- Progenics Pharmaceuticals, Inc. (Nasdaq:
PGNX) reported today the discovery of the binding site for HIV on CCR5, a receptor protein found on cells that plays a critical role in HIV entry and infection. The new structural data provide researchers with a better understanding of how HIV infects cells and will contribute to the development of novel therapies for HIV. Conducted by a collaborative team of researchers from Progenics, Albert Einstein College of Medicine (Bronx, NY) and Rockefeller University (New York, NY), the study was reported in the current issue of the Proceedings of the National Academy of Sciences USA (Vol. 97, No. 11).

     To pinpoint the HIV binding site, Progenics' scientists and their collaborators tested the binding of synthetic CCR5 molecules to the HIV envelope glycoprotein gp120, which resides on the surface of the virus and mediates HIV entry. They observed that HIV bound a particular region or sequence of CCR5 and that it only occurred when the site contained sulfate groups at specific locations. Sulfate groups are naturally added to certain receptors like CCR5 in vivo. These findings were confirmed in laboratory tests which showed that sulfated CCR5 peptides blocked HIV infection of target cells. Progenics has used this discovery as the basis of a new scientific discovery program focusing on the development of antiviral therapies targeting the CCR5 binding site on HIV.

     "These discoveries provide the first detailed description of the interactions between HIV and CCR5," said Ronald J. Prentki, President of Progenics. "We believe that these findings represent an important contribution to our understanding of how the virus infects cells and will ultimately advance the development of CCR5-based therapies for HIV infection."

     Progenics Pharmaceuticals, Inc. is a biopharmaceutical company focusing on the development and commercialization of products for the treatment and prevention of cancer, viral, and other life-threatening diseases. The Company's most advanced product, GMK, is a cancer vaccine in pivotal Phase III clinical trials for the treatment of malignant melanoma. A second cancer vaccine, MGV, with broad application to a variety of cancers, is entering Phase II trials. GMK and MGV are being developed in collaboration with Bristol-Myers Squibb Company. The Company, with Cytogen Corporation, has formed a joint venture focusing on the development of cancer immunotherapies based on PSMA (Prostate Specific Membrane Antigen) technology. The Company's lead HIV product, PRO 542, has completed two Phase I/II clinical trials, and two follow-on HIV products, PRO 367 and PRO 140, are preparing to commence Phase I/II trials. Progenics also has collaborations with F. Hoffmann-La Roche Ltd in the area of HIV fusion co-receptors, and with American Home Products and Pharmacopeia, Inc. focusing on small-molecules targeting the CD4 receptor. The Company is developing a novel small-molecule antioxidant, DHA, to treat stroke and other neurological disorders.

     This news release contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may cause such differences include, but are not limited to, those discussed in the Company's Form 10-K Annual Reports for the year ended December 31, 1999, including the uncertainties associated with product development, the risk that clinical trials will not commence when planned, the risks and uncertainties associated with dependence upon the actions of government regulatory agencies and the risk that products that appeared promising in early clinical trials do not demonstrate efficacy in larger-scale clinical trials. In particular, there can be no assurance that the Company's HIV programs will achieve any of the specified milestones or result in the commercialization of a product.






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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               PROGENICS PHARMACEUTICALS, INC.


                               By  /s/ ROBERT A. MCKINNEY
                                 ----------------------------------------------
                                       Robert A. McKinney
                                       Vice President, Finance and Operations
                                         and Treasurer
                                       (Principal financial and accounting
                                       officer)

Date  May 31, 2000
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